Exhibit 99.1

news release For Immediate Release

MEDIA and INVESTOR CONTACTS:
Jeannine Addams
Kristin Wohlleben
J. Addams & Partners, Inc.
404.231.1132 phone jfaddams@jaddams.com kwohlleben@jaddams.com

Exide Technologies Enters into Backstop Agreement with Supporting Noteholders

Company Continues Plan of Reorganization Confirmation Process

Goal to Emerge from Chapter 11 Restructuring by March 31, 2015

Milton, Georgia – (January 7, 2015) – Exide Technologies (OTCQB: XIDEQ, www.exide.com) (“Exide” or the “Company”), a global leader in stored electrical-energy solutions, announced today that certain holders of its senior secured notes (the “Backstop Parties”) have executed a commitment to backstop (the “Backstop Commitment Agreement”) up to $160 million of second lien convertible notes to be offered to certain senior secured noteholders pursuant to a rights offering under Exide’s proposed plan of reorganization (“POR”). Holders of a majority of the principal amount of Exide’s senior secured notes also entered into an amended and restated plan support agreement (the “Second Amended PSA”) memorializing their support for the Company’s proposed POR.

The proposed POR contemplates de-leveraging the Company by approximately $600 million to provide for an “as converted” net leverage ratio of approximately 2.0 times. The POR also includes a rights offering to certain holders of senior secured notes (together with oversubscription rights) of up to $175 million in second lien convertible notes, which, as noted, is backstopped up to $160 million pursuant to the Backstop Commitment Agreement. The POR would allow Exide to emerge from Chapter 11 substantially in its current form – operating across all of its existing business segments. Proceeds from the rights offering, together with availability under a new exit revolving credit facility, are expected to provide the Company with estimated pro forma liquidity at exit of at least $225 million and be used to fund the Company’s five-year business plan after emergence. This funding will provide the Company with liquidity and working capital to support its seasonality and business growth; capital improvements; and environmental, health and safety investments. The obligations of the Backstop Parties under the Backstop Commitment Agreement and the Second Amended PSA are subject to the Bankruptcy Court’s approval and certain other conditions.

Should the proposed POR not be consummated, the Company has been informed by holders of a majority of its post-petition term loans that they intend to pursue an acquisition of all or substantially all of the Company’s assets through an alternative credit bid transaction. Similar to the proposed POR, this transaction would result in $175 million of new money invested in the Company and the Company operating in its current form — across all of its existing business segments.

Concurrently, in the exercise of its fiduciary duties, Exide continues to pursue a sale process, soliciting third-party bids for a potential sale of some or all of its businesses. This dual-track approach ensures that the Company has explored all opportunities reasonably available to maximize estate value. Additionally, with the Backstop Commitment Agreement now executed, Exide and certain of the Backstop Parties intend to continue negotiations with representatives of the Official Committee of Unsecured Creditors concerning the treatment of unsecured creditor claims under the POR.

“Securing a commitment for the substantial new capital contemplated by the backstop agreement is a significant, positive development in our restructuring process. The new investment of capital will enable Exide to substantially invest in its facilities and new areas for growth. The backstop is a strong endorsement of the Exide business and going-forward plan by the Company’s senior secured creditors,” said Robert M. Caruso, President and Chief Executive Officer of Exide Technologies.

“I thank our customers and suppliers for their continued loyalty and acknowledge our employees for their hard work as we focus on the completion of our restructuring process and begin a new era for Exide as a better capitalized company for growth,” said Caruso.

Exide will seek to have a motion heard by the Bankruptcy Court for approval of the Backstop Commitment Agreement and Second Amended PSA on January 20, 2015, or the next available date as the Bankruptcy Court will hear the matter. The Company intends to continue the hearing on the adequacy of its Disclosure Statement for its proposed POR, currently scheduled for January 12, 2015, to the date the Bankruptcy Court sets for hearing on the approval of the Backstop Commitment Agreement and Second Amended PSA. As part of this process, Exide intends to request a modification of its Debtor-in-Possession (DIP) Financing to address the January 15, 2015 disclosure statement approval deadline and anticipates that requisite DIP Financing lenders will consent to such modification. The Company’s goal remains that its U.S. operations emerge from Chapter 11 restructuring by March 31, 2015.

Additional details about the Backstop Commitment Agreement and Second Amended PSA can be found in the Company’s Current Report on Form 8-K, which will be filed tomorrow with the U.S. Securities and Exchange Commission, at http://ir.exide.com/sec.cfm. Bankruptcy Court filings, including the POR and related Disclosure Statement, are available at http://www.exiderestructures.com. Interested parties also may direct questions about Exide’s bankruptcy and its POR using the following toll-free numbers: 888.985.9831 for U.S. suppliers or 855.291.0287 for all other groups.

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About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s global business groups provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Forward Looking Statement

This press release contains forward-looking statements with respect to our Chapter 11 filing and related matters. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) there can be no assurance that the Company will satisfy the conditions of the PSA or the backstop commitment agreement or that the Bankruptcy Court will approve them or that the Company will obtain requisite consent from its DIP Financing lenders to modify the date by which a disclosure statement must be approved (ii), the Company may be unable to confirm and consummate the Chapter 11 plan of reorganization, (iii) the risks associated with operating businesses under Chapter 11 protection, (iv) the ability of the Company to comply with the terms of the DIP financing facility, (v) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company’s Chapter 11 filing, (vi) the Company may be unable to implement and fund business strategies based on current liquidity, (vii) the Company’s substantial debt and debt service requirements may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (viii) the litigation proceedings to which the Company is subject could have a material adverse effect on the Company and its businesses, (ix) competitiveness of the battery markets in the Americas and Europe, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xii) regulatory risks and uncertainties could affect the Company’s businesses or profitability, or (xiii) general economic conditions.

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